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                                                                     EXHIBIT 4.3




TravelnStore.Com, Inc.
1320 Flynn Road
Camarillo, California  93012
Attn: Jim B Tyner, President

Gentlemen:

     I am delivering this Agreement for the purpose of subscribing for the number of shares of Common Stock of TravelnStore.Com, Inc., a California corporation ("TravelnStore.Com") set forth on the Registration page of this Subscription Agreement.

1. SUBSCRIPTION FOR SHARES. I agree to purchase the number of shares of Common Stock (the "Shares") indicated on the Registration page and tender to the Company a check for the full amount of the purchase price for the Shares. I acknowledge that the minimum acceptable subscription is Two Hundred (200) Shares at a subscription price of Ten Dollars ($10.00) per Share, for an aggregate subscription price of Two Thousand Dollars ($2,000.00). If the number of Shares specified on the Registration page does not comply with these requirements, the Company may reject my subscription. The Company shall have no obligation to notify me prior to its rejection of this subscription or that the number of Shares specified on the Registration page does not comply with the foregoing requirement.

2. TERMS OF SUBSCRIPTION. I am tendering this subscription on the following terms and conditions.

     a. I may rescind my subscription at any time prior to the time that the Company accepts my subscription. If I exercise this right, my funds will be returned to me, without interest.

     b. The Company may, in its sole discretion, reject my subscription in whole or in part. No cancellation fee will be charged if the Company rejects my subscription.

3. REPRESENTATIONS AND ACKNOWLEDGMENTS. I hereby represent and warrant to the Company as follows in connection with my subscription for the Shares.

     a. EXAMINATION OF RISKS. I have read and reviewed with my professional advisors the Company's Prospectus dated ______________, 1999, which describes the Company, the Shares and this Offering.

          i. I recognize that the Company, its business and my investment in the Company will be subject to numerous investment and operating risks.

          ii. I have reviewed the description of the risks associated with my investment that are set forth in "Risk Factors" section of the Prospectus.

     b.   SUITABILITY STANDARDS. I represent and warrant as follows:

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          i.   if I am an individual, that I, either alone or jointly with my spouse, satisfy one or more of the following:

               (1)  I have a net worth of at least $250,000.00; or

               (2) I have a net worth of at least $150,000.00 and had gross income for each of the 1997 and 1998 tax years of at least $50,000.00 and I anticipate having at least that level of gross income for the 1999 tax year; or

          ii. if I am not an individual, that the entity satisfies one or more of the following:

               (1)  the entity has a net worth of at least $250,000.00; or

               (2) the amount of the investment does not exceed 5% of the entity's total assets.

     c. FINANCIAL LIQUIDITY; RISK OF LOSS. I have adequate means of providing for my current and future needs and contingencies, and I have no need for liquidity in this investment. I have the financial ability to bear the risk of this investment and can afford to lose the entire amount of my investment.

     d. INDEPENDENT INVESTMENT ADVICE. I have made such inquiries and investigations as I and my advisers determined to be appropriate for the purpose of deciding whether to invest in the Company.

     e. MARKETABILITY OF SHARES. I realize that the Company will not list the Shares for trading on any exchange or the Nasdaq quotation system and that there will be no ready market for my resale of any of the Shares, that I may have to hold my Shares indefinitely, and that I may be unable to sell my Shares under any circumstances, including an emergency. I further realize that the Company has no obligation to list the Shares on any exchange or in the Nasdaq quotation system.

INDEMNITY

     I covenant and agree to indemnify and hold the Company, each of its officers, directors, employees, attorneys and agents, and each of their affiliates, free and harmless from and against any loss, damage or liability arising from or due to any breach of any of the representations and warranties, and from any false statement, representation or omission contained, in this Subscription Agreement and the Registration Form in connection with my proposed investment in the Company.


                (Registration form appears on the following page)

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                             TRAVELNSTORE.COM, INC.
                                REGISTRATION FORM

1.   NUMBER OF SHARES:                          (Minimum of 200 Shares)
                       ------------------------

2.   TOTAL PURCHASE PRICE:                          ($10 per Share)
                           ------------------------

3.   FORM OF OWNERSHIP. Please register ownership of my Shares as follows:

     [  ] Husband and Wife, as community property
     [  ] Married ([  ] Man) ([  ] Woman) as sole and separate property
     [  ] Joint Tenants
     [  ] Tenants in Common
     [  ] Other (Specify: e.g., corporation, partnership, trust, single man, etc.):
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4.   REGISTERED NAME. The exact spelling of the name(s) under which the Shares are to be registered is as follows:

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5.   TAXPAYER ID#.
                  --------------------------------------------------------------

6. REGISTERED ADDRESS. Communications should be addressed to the following mailing address:

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     Telephone: (     )                Facsimile:   (     )
                 -----  -----------                  -----  -----------

I DECLARE UNDER PENALTY OF PERJURY THAT THE INFORMATION WHICH I HAVE SUPPLIED IS TRUE, CORRECT AND COMPLETE IN ALL RESPECTS.

EXECUTED this                      day of
              --------------------        --------------------------------------
1999, at                                                                       .
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-------------------------------------    ---------------------------------------
(printed name of subscriber)             (printed name of spouse)


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(signature of subscriber)                (signature of spouse)
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SUBSCRIPTION ACCEPTED:
TravelnStore.Com, Inc.


-------------------------------------
By: Jim B. Tyner, Chief Executive
    Officer